UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

F O R M 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 2002

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

(Exact name of registrant as specified in its charter)

Delaware 0-26200 04-3208648

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

c/o Boston Capital Corporation,

One Boston Place, Boston, Massachusetts 02108-4406

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(617) 624-8900

None

(Former name or former address, if changed since last report)

Item 5. Other Events

As of September, 2002, Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 42 thereof, entered into various agreements relating to Breezewood II Limited Partnership, an Arkansas limited partnership (the "Operating Partnership") on behalf of Series 42 of the Partnership, including the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of September, 2002 (the "Operating Partnership Agreement"), pursuant to which Series 42 acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement.

The Operating Partnership owns a 12 unit apartment complex for families located at Frederiksted, St. Croix, U.S.Virgin Islands, which is known as Breezewood II Villas (the "Apartment Complex"). The Apartment Complex consists of 2 buildings containing 12 two-bedroom units. Amenities include a playground and central parking. Construction of the Apartment Complex commenced in April 2002 and is scheduled for completion in May 2003. 100% Occupancy is scheduled for July 2003.

The Operating Partnership expects to receive permanent financing in the amount of $1,000,000 (the "Permanent Mortgage") fromFmHA. The Permanent Mortgage is expected to bear interest at 1% per annum payable over a 50-year amortization period and a 50-year term

It is expected that 100% of the rental apartment units in the Apartment Complex will qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

The general partner of the Operating Partnership is Rialto Properties, Inc., a U.S. Virgin Island (the "General Partner"). The principal of the General Partner is Robert Inda, president of Rialto Properties. He has 28 years experience in affordable housing and expertise in the FmHA product and market

Series 42 acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $505,416 to the Operating Partnership in 3 installments as follows:

    $353,791 (the "First Installment") on the latest of (i) the Admission Date, (ii) Construction Mortgage Closing, (iii) Permanent Mortgage Commitment or (iv) August 1, 2002;
    $101,083 (the "Second Installment") on the latest of (i) the Completion Date, (ii) Cost Certification, (iii) State Designation, (iv) receipt of an updated title insurance report, in form and content satisfactory to Series 42, (v) updated insurance certificates in form and content satisfactory to Series 42, or (vi) Carryover Certification or (vii) an estoppel letter from the Construction Lender stating that the Construction Mortgage is in full force and effect and that no defaults have occurred thereunder and a letter from the contractor stating that all amounts due to it pursuant to the Construction Contract and otherwise in connection with the Construction and development of the Apartment Complex have been paid in full and the Operating Partnership is not in default under the Construction Contract (or instead of such payoff letter, submission to the Special Limited Partner of other evidence demonstrating the truth of such payoff letter statements; and
    $50,542 (the "Third Installment") on the latest of (i) the Initial 93% Occupancy Date, (ii) Permanent Mortgage Commencement, or (iii) the Breakeven Point.

The first Installment has been paid by Series 42.

The total Capital Contribution of Series 42 to the Operating Partnership is based on the Operating Partnership receiving $656,450 in Tax Credits during the 10-year period commencing in 2004 of which 99.99% ($656,385) will be allocated Series 42 as the Investment Limited Partner of the Operating Partnership.

Series 42 believes that the Apartment Complex is adequately insured.

Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions as set forth in the Operating Partnership Agreement:
	Profits, Losses and Tax Credits from Normal Operations	Capital Transactions	Cash Flow
General Partner	.01%	50%	50%
Series 42	99.99%	49.999%	50%
Special Limited Partner	0%	.001%	0%

The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of Series 42.

Series 42 used funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

Boston Capital, or an Affiliate thereof, will receive a fee (the "Asset Management Fee") commencing in 2003 from the Operating Partnership, for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership, in the annual amount of $500.00. The Asset Management Fee for each Fiscal Year will be payable from Cash Flow in the manner and priority set forth in Section [10.3(a)] of the Operating Partnership Agreement, provided, however, that if, in any Fiscal Year, Cash Flow is insufficient to pay the full amount of the Asset Management Fee, the General Partner shall advance the amount of such deficiency to the Operating Partnership as a Subordinated Loan. If for any reason the Asset Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

The Operating Partnership will pay the General Partner a fee (the "Partnership Management Fee") commencing in 2003 for services in connection with the administration of the day-to-day business of the Operating Partnership in an annual amount equal to $500.00. The Partnership Management Fee for each fiscal year of the Operating Partnership shall be payable from Cash Flow in the manner set forth in Section [6.12(a)] of the Operating Partnership Agreement.

In consideration of its consultation, advice and other services in connection with the construction and development of the Apartment Complex, the Operating Partnership will pay the Developer a fee (the "Development Fee") in the principal amount of $282,269. The Development Fee, none of which shall be deferred, shall be due and payable only in accordance with Section [6.12(b)] of the Development Agreement and, if not sooner paid, the total amount then outstanding will be payable on the tenth (10th) anniversary of the Completion Date from the proceeds of an additional General Partner Capital Contribution.

Item 7. Exhibits.

	(c)	Exhibits.	Page
(1)	(a)	Form of Dealer-Manager Agreement between Boston Capital Services, Inc. and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)
(2)	(a)[2]	Agreement of Limited Partnership of the Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 22, 2002

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

By: Boston Capital Associates IV L.P.,

its General Partner

By: BCA Associates Limited Partnership, its

General Partner

By: C&M Management, Inc., its

sole General Partner

By: /s/ John P. Manning__

John P. Manning, President